UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2022
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2022, the Otter Tail Corporation (the “Corporation”) Board of Directors appointed Ms. Jeanne Crain and Ms. Mary Ludford to serve as members of the Board of Directors, effective January 1, 2023.
Ms. Crain has been appointed to the Audit Committee and the Compensation and Human Capital Management Committee effective January 1, 2023. Ms. Crain will be part of the class of directors that stands for election to the Board of Directors at the Corporation’s 2023 Annual Shareholder Meeting. There are no arrangements or understandings between Ms. Crain and any other persons pursuant to which Ms. Crain was selected as a Director. Ms. Crain does not have a direct or indirect material interest in any currently proposed transaction to which the Corporation was, or is to be, a participant, nor has Ms. Crain had a direct or indirect material interest in any transactions since the beginning of the Corporation’s last fiscal year. Ms. Crain will be compensated for her service on the Board of Directors consistent with our other non-employee directors. Ms. Crain will receive an annual retainer in the amount of $76,000, and upon election to the Board at the 2023 Annual Shareholder Meeting, she will receive an annual grant of restricted stock with an approximate value of $95,000, an additional grant of restricted stock with an approximate value of $10,500 for each standing committee on which she serves, and an additional grant of restricted stock with an approximate value of $29,000 for her partial year of service as a Board and Committee member prior to the Corporation’s 2023 Annual Shareholder Meeting. Each grant of restricted stock will vest over a period of three years at the rate of one-third per year.
Ms. Ludford has been appointed to the Audit Committee and the Corporate Governance Committee effective January 1, 2023. Ms. Ludford will be part of the class of director that stands for election to the Board of Directors at the Corporation’s 2024 Annual Shareholder Meeting. There are no arrangements or understandings between Ms. Ludford and any other persons pursuant to which Ms. Ludford was selected as a Director. Ms. Ludford does not have a direct or indirect material interest in any currently proposed transaction to which the Corporation was, or is to be, a participant, nor has Ms. Ludford had a direct or indirect material interest in any transactions since the beginning of the Corporation’s last fiscal year. Ms. Ludford will be compensated for her service on the Board of Directors consistent with our other non-employee Directors. Ms. Ludford will receive an annual retainer in the amount of $76,000,and on the date of the 2023 Annual Shareholder Meeting, she will receive an annual grant of restricted stock with an approximate value of $95,000, an additional grant of restricted stock with an approximate value of $10,500 for each standing committee on which she serves, and an additional grant of restricted stock with an approximate value of $29,000 for her service as a Board and Committee member prior to the Corporation’s 2023 Annual Shareholder Meeting. Each grant of restricted stock will vest over a period of three years at the rate of one-third per year.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release of Otter Tail Corporation dated December 22, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: December 22, 2022	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer